UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/29/2007

INNKEEPERS USA TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24568

MD	65-0503831
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480
(Address of principal executive offices, including zip code)

561-835-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On June 29, 2007, Innkeepers USA Trust (the "Company") and Apollo Investment Corporation ("AIC") issued a press release announcing the closing of the previously announced acquisition of the Company by Grand Prix Holdings LLC, an affiliate of AIC ("Grand Prix"). The Agreement and Plan of Merger was approved at a special meeting of the common shareholders on June 26, 2007. Under the terms of the agreement, Grand Prix will acquire the Company for $17.75 per common share in cash, plus the assumption of the Company's indebtedness.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 - Press Release dated June 29, 2007

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNKEEPERS USA TRUST

Date: June 29, 2007	By:	/s/ Mark A. Murphy
Mark A. Murphy
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 29, 2007